As filed with the Securities and Exchange Commission on February ________, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ACRO BIOMEDICAL CO., LTD.
(Exact name of registrant as specified in its charter)

Nevada	2834	47-1950356
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2175 Visionary Way, Suite 1160

Fishers, IN 46038

(317) 286-6788

(Address and telephone number of principal executive offices)

COPIES TO:

Asher S. Levitsky P.C.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, Suite 1100

New York, New York 10105-0302

Telephone: (212) 370-1300

Fax: (646) 895-7182

E-mail: alevitsky@egsllp.com

(Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:

As soon as practicable after this registration statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. 

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common Stock, par value $0.001 per share	500,000 shares	$1.00	$500,000	$62.25

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) based on the proposed selling price of the shares. The shares offered hereunder may be sold by the selling stockholder from time to time in the open market, through privately negotiated transactions or a combination of these methods, at a fixed price of $1.00 per share until the common stock is quoted on the OTC Bulletin Board or the OTCQX or OTCQB marketplaces of OTC Markets Group Inc., or is listed on a securities exchange; and thereafter at market prices prevailing at the time of sale or at negotiated prices

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED FEBRUARY 15, 2018

500,000 Shares

Acro Biomedical Co., Ltd.

OTC Pink trading symbol: ACBM

This prospectus relates to the public offering of an aggregate of 500,000 shares of common stock which may be sold from time to time by the selling stockholder named in this prospectus.

The selling stockholder has not engaged any underwriter in connection with the sale of his shares of common stock. The shares offered by this prospectus may be sold by the selling stockholder from time to time in the open market, through privately negotiated transactions or a combination of these methods, at a fixed price of $1.00 per share until our common stock is quoted on the OTC Bulletin Board or the OTCQX or OTCQB marketplaces of OTC Markets Group Inc., or is listed on a securities exchange; and thereafter at market prices prevailing at the time of sale or at negotiated prices. We cannot assure you that our common stock will be quoted on the OTC Bulletin Board or the OTCQX or OTCQB marketplaces or listed on a securities exchange.

We will not receive any proceeds from the sale by the selling stockholder of his shares of common stock. We will pay the cost of the preparation of this prospectus, which is estimated at $35,000.

There is no trading market in our common stock. The OTC Markets Group website does not show any sales of our common stock. On February 12, 2018, there was no closing bid or ask prices as reported on the OTC Markets Group.

Investing in shares of our common stock involves a high degree of risk. You should purchase our common stock only if you can afford to lose your entire investment. See “Risk Factors,” which begins on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _____________, 2018

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Until , 2018, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in the securities. However, you should read the entire prospectus carefully, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements, including the notes thereto, appearing elsewhere in this prospectus.

Our Business

We are seeking to engage in the business of developing and marketing nutritional products that promote wellness and a healthy lifestyle. In this connection we intend to conduct research and development on our own proprietary products based on cordyceps sinensis. Cordyceps is a fungus that is used in traditional Chinese medicine. Cordyceps sinensis has been described as a medicine in old Chinese medical books and Tibetan medicine. It is a rare combination of a caterpillar and a fungus and found at altitudes above 4500m in Sikkim. According to the Journal of Ayurveda and Integrative Medicine, the fungus is parasitic in nature. The base of the mushroom first originates from an insect larval host and ends at the club-like cap, including the stipe and stroma. The fruit body is dark brown to black, and the root of organism, the larval body pervaded by the mycelium, is yellowish to brown color. The immature larvae (host) on which cordyceps grows usually lies about 6 inches below the surface of the ground. As the fungus approaches maturity, it consumes more than 90% of the infected insect effectively mummifying its host. Local folk practitioners use the product alone or in combination with other medicinal herbs to treat various diseases. However, the effectiveness of Cordyceps sinensis, either alone or with other medicinal herbs, has not been shown as effective in double blind tests, and it has not been subject to the type of testing that would be required for prescription medication. As a result, in the United States we cannot make any claims as to specific health benefits.

Prior to the fourth quarter of the year ended September 30, 2017, we did not generate any revenue. We first sold products during the fourth quarter of the year ended September 30, 2017. We generated revenues of $510,000 during the fourth quarter of 2017 and $1,445,000 during the three months ended December 31, 2017. All sales, which were sales of Cordycepin and cordyceps powder, were made to one customer, all of our purchases were from one supplier and our gross margin on all of our revenues was 10%. For the three months ended December 31, 2017, we generated net income of $80,227, and for the year ended September 30, 2017 we sustained a net loss of $2,248.

Organization

We are a Nevada corporation incorporated on September 24, 2014 under the name Killer Waves Hawaii, Inc. On January 30, 2017, we changed our corporate name to Acro Biomedical Co., Ltd. Our address is 2175 Visionary Way, Suite 1160, Fishers, Indiana 46038, telephone (317) 286-6788. Our corporate website is http://acrobiomedical.net/. Information on our website or any other website does not constitute a part of this prospectus.

References to “we,” “us,” “our” and word of like import refer to Acro Biomedical Co., Ltd.

Stock Distribution

On May 18, 2017, we effected a three-for-one stock distribution pursuant to which we issued two shares of common stock for each share of common stock outstanding on the record date, May 18, 2017. All share and per share information in this prospectus retroactively reflect this stock distribution.

Issuance of Securities to Selling Stockholder

The selling stockholder purchased the 500,000 shares from us on September 20, 2017 for a purchase price of $1.00 per share, or a total of $500,000.

The Offering

Common Stock Offered:	500,000 shares
Outstanding Shares of Common Stock:	47,660,000 shares
Use of Proceeds:	We will not receive any proceeds from the sale of the shares by the selling stockholder.

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SUMMARY FINANCIAL INFORMATION

The following information as of September 30, 2017 and 2016 and for years in then ended have been derived from our audited financial statements which appear elsewhere in this prospectus. The information at December 31, 2017 and for the three months ended December 31, 2017 and 2016 has been derived from our unaudited financing statements which appear elsewhere in this prospectus.

Statement of Operations Information:

	Three Months Ended December 31,		Year Ended September 30,
	2017	2016	2017	2016
Revenues	$1,445,000	$--	$510,000	$--
Gross profit	144,500	--	51,000	--
Income (loss) from operations	80,227	(7,413)	(2,248)	(43,428)
Net income (loss)	80,227	(7,413)	(2,248)	(43,428)
Loss per share (basic and diluted)	$0.00	$(0.00)	$(0.00)	$(0.00)
Weighted average shares of common stock outstanding	47,660,000	47,160,000	47,173,699	47,160,000

Balance Sheet Information:

	December 31, 2017	September 30, 2017
Current assets	$759,542	$548,310
Working capital	586,566	511,331
Accumulated deficit	(14,014)	(94,241)
Stockholders’ equity	591,558	511,331

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our securities. The statements contained in this prospectus include forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. The risks set forth below are not the only risks facing us. Additional risks and uncertainties may exist that could also adversely affect our business, prospects or operations. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or a significant part of your investment.

Risks Concerning our Business

We require funding for us to conduct our business.

At December 31, 2017, we had cash of approximately $8,500. Our principal asset at that date was inventories of $715,500. In order for us to develop our business, we will require significant additional capital either in the form of debt or equity. Because of the absence of any trading market in our stock, our financial condition and our lack of any significant history of operations, and our dependence upon one customer, we may be unable to raise funds through the sale of equity securities.

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We cannot assure you that we can continue to operate profitably.

Although we generated a profit of $80,227 on revenues of $1,445,000 for the three months ended December 31, 2017, following a loss of $2,248 on revenues of $510,000 for the year ended September 30, 2017, we cannot assure you that we will continue to operate at a profit. We do not have any full-time employees and our chief executive officer, who provides his services on a part-time basis, has not received any salary. If we increase our operations and engage in selling, marketing and research and development activities, we will incur significant selling, general and administrative expenses. Unless we can significantly increase our revenue and gross profit and gross margin, we may not be able to operate profitably.

Our auditors’ report includes a going concern paragraph.

Our financial statements include a going-concern qualification. As of September 30, 2017 and December 31, 2017, we had an accumulated deficit of $94,241 and $14,014. Although we hope to fund the expansion of our operations through equity financing arrangements, because of the absence of any trading market for our common stock, our financial condition and our lack of an operating history, we may not be able to raise funds for capital expenditures, working capital and other cash requirements.

We are dependent upon one customer for all of our revenue to date.

All of our revenue to date, including revenue generated subsequent to December 31, 2017, has been generated by one customer, and our gross margin on all of these sales has been 10%. In the event that such customer reduces its purchases or stops purchasing from us, our revenue stream will be materially impaired unless we are able to expand our customer base. We cannot assure you that we will be able to increase our customer base or retain our sole customer.

We are subject to government regulations in the United States and any other countries in which we sell our products.

Sales of our products in the United States are subject to FDA regulations under the Dietary Supplement Health and Education Act, which generally provides a regulatory framework to help ensure safe, quality dietary supplements and the dissemination of accurate information about our products. The FDA does not generally regulate active ingredients in dietary supplements in the same manner as it regulates drugs unless the product makes claims, such as claims that a product may heal, mitigate, cure or prevent an illness, disease or malady, that may result in the product being subject to the restrictions and regulations imposed on drugs. We are also subject to government regulations that apply to business in general, including those relating to health, safety, bioterrorism, taxes, labor and employment, import and export, and the environment. At present, we do not have any business activities in the United States that require compliance with these regulations. However, at such time as we commence business activities in the United States, we may incur significant costs to ensure compliance, and we cannot assure you we will able to be in compliance. Other countries in which we may operate may have similar regulations, and, to the extent that we conduct business or sell products in these countries, we will be subject to those regulations.

We will need to develop additional sources of supply.

Our revenue through September 30, 2017 has been derived from the sale of products purchased from one supplier and sold to one customer. We will need to develop additional sources of supply for both raw materials and any finished products which we may sell. Although we believe that alternative sources of supply of both raw materials and finished products are available, any difficulty or delay in identifying and entering into supply arrangements with suppliers could impair both our gross margins and our ability to operate profitably. Further, any shortage of raw materials or interruption of supply could also result in higher prices for those materials which we may be unable to pass on to our customers. We cannot assure you that, if we develop our business, our suppliers will provide us on a timely manner with the quality of raw materials we need or the quantities we request or at a price we consider to be reasonable. Because we do not control the actual production of these raw materials, we are also subject to delays caused by interruption in production of materials based on conditions outside of our control, including weather, transportation interruptions, strikes, terrorism, natural disasters, or other catastrophic events and well as priorities set by the manufacturer.

We need to develop and maintain marketing and distribution channels.

We presently do not have any marketing or distribution arrangements. Our sales to date were made by our chief executive officer to one customer. Unless we are able to hire qualified sales and marketing personnel and develop distribution channels to market and sell any products which we sell, we will not be able to generate sufficient revenue to enable us to operate profitably. We cannot assure you as to our ability to develop and maintain effective marketing and distribution channels.

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We may not have sufficient product liability insurance to protect us against any claims we may sustain.

At present, we have not sold any products in the United States and we do not have any product liability insurance. Regardless of whether we manufacture products, we could face significant liabilities due to claims that the use of products we sell caused adverse reactions, regardless of whether we have the product manufactured for us. We could be exposed to liability based on claims that, among others: our products contain contaminants; we provide consumers with inadequate instructions about product use; or we provide inadequate warning about side effects or interactions of our products with other substances. Even if we were to prevail in any such claims, the cost of litigation and settlement could be significant and could exceed any product liability coverage we may have. Although we intend to require any contract manufacturers to maintain product liability insurance, we cannot assure you that they will have adequate, if any, product liability insurance coverage.

The market for our product is very competitive, and we may not be able to compete successfully.

The cordyceps market is highly competitive and a number of products are readily available both in the United States and in Asia. Most, if not all, of our competitors are substantially larger and have greater financial resources and name recognition than we do. Further, new products which may be developed or sold may increase the competitiveness of the market. We anticipate that we will be dependent, at least initially, on cordyceps products. Many of our competitors offer a range of products and are not dependent on a market for cordyceps products, which can protect them in the event that the market for cordyceps products declines.

We have not conducted any study of the potential market for cordyceps-based products in the United States and we cannot assure you that there is a significant market for these products in the United States.

Although we have a general familiarity with the market for cordyceps products in Asia, our business plan contemplates the sale of these products in the United States and possibly other countries where there is a large Asian population. We have not conducted any study as to the market for cordyceps products in the United States and we cannot assure you that there is any significant market. Unless there is a significant market in the United States, we may not be able to operate profitably. We cannot assure you that there is a sufficient market in the United States to enable us to compete effectively or operate profitably.

The market for cordyceps products may be affected by recalls or successful litigation arising from claimed adverse reactions to cordyceps products.

Any recall or lawsuits arising out of adverse reactions or perceived adverse reactions to cordyceps products or unfavorable comments in the press or social media could impair the market for our products, even if the recall, adverse reaction or unfavorable comments related to products manufactured and sold by other companies. The market for any type of supplements is subject to change in public tastes, which changes may be based on these factors or other changes in taste not relating to any specific incident or problem. Since our business plan is limited to cordyceps products, we will be impacted more severely by changes in tastes than we would if we offered a range of different dietary supplements. We cannot assure you that we will be able to develop, offer and sell any products other than cordyceps-based products.

We are dependent upon our chief executive officer.

We are dependent upon Pao-Chi Chu, our chief executive and financial officer and principal stockholder, who is our only employee and who works for us on a part-time basis. The loss of Mr. Chu would materially impair our ability to conduct our business. We do not have an employment agreement with Mr. Chu and we do not maintain key person life insurance on his life.

If we are unable to attract, train and retain technical and financial personnel, our business may be materially and adversely affected.

Our future success depends, to a significant extent, on our ability to attract, train and retain key management, marketing, sales, technical and financial personnel. Recruiting and retaining capable personnel, particularly those with expertise in the natural supplement business are vital to our success. There is substantial competition for qualified personnel, and we cannot assure you we will be able to attract or retain our technical and financial personnel. If we are unable to attract and retain qualified employees, our business may be materially and adversely affected.

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Our chief executive officer may have a conflict of interest.

Pao-Chi Chu, our chief executive officer, chief financial officer, sole director and principal stockholder, has served as the chairman of Mucho Biotech Co., Ltd., Mucho Furich Co., Ltd., and Mucho Biomedical Co., Ltd., companies engaged in applications of cordyceps, since 2006. These companies are controlled by Mr. Chu. As a result, he may have a conflict of interest in allocating his time, marketing and sales opportunities and available resources among us and the other companies in related fields which he controls. We cannot assure you that Mr. Chu will be able to allocate sufficient time, resources and opportunities to our business to enable us to develop our business plan.

We may not be able to protect any intellectual property which we may develop.

We do not have any patents. While we may seek patents for any intellectual property which we may develop, we cannot assure you that we will be able to obtain patents or that, if we do obtain patents, other companies will not be able to design around our patents and develop competitive or superior products. We cannot assure you that we will be able to enforce any patent rights which we may obtain. Patent litigation is very expensive, and, if we do not have the financial resources to enforce through litigation any patents we may obtain, we may not be able to retain the value of the patents. We believe that much of our intellectual property will be in the nature of trade secrets. Although we will seek to protect our intellectual property rights through nondisclosure agreements, including non-disclosure agreement with our employees and consultants and other companies with which we may conduct business, we cannot assure you that the other parties to the non-disclosure agreements will comply with their obligations, and we may not be aware of any breach until the intellectual property has been disclosed to a third party. We may not be able enforce our rights under the non-disclosure agreements.

Risks Concerning our Common Stock

There is presently no market for our common stock, which may make it difficult for you to sell your stock.

Our common stock is quoted on the OTC Pink marketplace under the symbol ACBM. The OTC Pink market is not a national securities exchange and does not provide the benefits to stockholders which a national exchange provides. Furthermore, according to the OTC Markets website, the OTC Pink “is for all types of companies that are there by reasons of default, distress or design, which is why they are further segmented based on the level of information that they provide.” There is no trading market for our common stock, and the OTC Markets website shows that, as of February 12, 2018, there has never been any trading in our common stock. Accordingly, even if a market develops, as to which we can give no assurance, there can be no assurance as to the liquidity of our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock. Further, if a market develops, it is likely that there will not be any significant float, with the result that the reported bid and asked prices may have little relationship to the price you would pay if you wanted to buy shares or the price you would receive if you wanted to sell shares.

Because our common stock is a penny stock, you may have difficulty selling our common stock in the secondary trading market.

If a market for our common stock develops, it is likely that our common stock will fit the definition of a penny stock and therefore is subject to the rules adopted by the SEC regulating broker-dealer practices in connection with transactions in penny stocks. The SEC rules may have the effect of reducing trading activity in our common stock making it more difficult for investors to purchase and sell their shares. The SEC’s rules require a broker or dealer proposing to effect a transaction in a penny stock to deliver the customer a risk disclosure document that provides certain information prescribed by the SEC, including, but not limited to, the nature and level of risks in the penny stock market. The broker or dealer must also disclose the aggregate amount of any compensation received or receivable by him in connection with such transaction prior to consummating the transaction. In addition, the SEC’s rules also require a broker or dealer to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction before completion of the transaction. The existence of the SEC’s rules may result in a lower trading volume of our common stock and lower trading prices. Further, some broker-dealers will not process transactions in penny stocks.

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Our lack of internal controls over financial reporting may affect the market for and price of our common stock.

Our disclosure controls and our internal controls over financial reporting are not effective. We do not have the financial resources or personnel to develop or implement systems that would provide us with the necessary information on a timely basis so as to be able to implement financial controls. Our financial condition together with the fact that we have one part-time employee, who is both our chief executive officer and chief financial officer, makes it difficult for us to implement a system of internal controls over financial reporting, and we cannot assure you that we will be able to develop and implement the necessary controls. The absence of internal controls over financial reporting may inhibit investors from purchasing our shares and may make it more difficult for us to raise debt or equity financing.

Our lack of a full-time chief financial officer could affect our ability to develop financial controls, which could affect the market price for our common stock.

We do not have a full-time chief financial officer. At present, our chief executive officer, who does not have an accounting background, is also acting as our chief financial officer. We do not anticipate that we will be able to hire a qualified chief financial officer unless our financial condition improves significantly. The lack of an experienced chief financial officer, together with our lack of internal controls, may impair our ability to raise money through a debt or equity financing, the market for our common stock.

We do not have any independent directors.

At present, we do not have any independent directors. Our sole director is Pao-Chi Chu, who is our chief executive officer, chief financial officer and principal stockholder. Because we have no independent director, we do not have any checks and balances on Mr. Chu, which may make it difficult for us to develop internal controls and to raise money in the financial markets.

Our stock price may be volatile and your investment in our common stock could suffer a decline in value.

As of the date of this prospectus, there has no trading activity in our common stock. There can be no assurance that any significant market, or any market, will ever develop in our common stock. Because of the low public float and the absence of any trading volume, any reported prices may not reflect the price at which you would be able to sell shares if you want to sell any shares you own or buy shares if you wish to buy share. Further, stocks with a low public float may be more subject to manipulation than a stock that has a significant public float. The price of our stock may fluctuate significantly in response to a number of factors, many of which are beyond our control. These factors include, but are not limited to, the following, in addition to the risks described above and general market and economic conditions:

•            our low stock price, which may result in a modest dollar purchase or sale of our common stock having a disproportionately large effect on the stock price;

•            the market’s perception as to our ability to generate positive cash flow or earnings;

•            changes in our or securities analysts’ estimate of our financial performance;

•            our failure to have our stock traded on a market other than the OTC Pink market;

•            our ability or perceived ability to obtain necessary financing for our operations;

•            the perception of the future market for our products;

•            the anticipated or actual results of our operations;

•            changes in market valuations of other natural supplement companies;

•            litigation or recalls by natural supplement companies;

•            concern about our lack of internal controls;

•            any discrepancy between anticipated or projected results and actual results of our operations;

•            actions by third parties to either sell or purchase stock in quantities which would have a significant effect on our stock price; and

•            other factors not within our control.

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Raising funds by issuing equity or convertible debt securities could dilute the net tangible book value of the common stock and impose restrictions on our working capital.

If we were to raise additional capital by issuing equity securities, either alone or in connection with a non-equity financing, the net tangible book value of the then outstanding common stock could decline. If the additional equity securities were issued at a per share price less than the market price, which is customary in the private placement of equity securities, the holders of the outstanding shares would suffer a dilution, which could be significant. We may have difficulty in raising funds through the sale of debt securities because of both our financial position, the lack of any collateral on which a lender may place a value, and the absence of any history of revenue or operations. If we are able to raise funds from the sale of debt securities, the lenders may impose restrictions on our operations and may impair our working capital as we service any such debt obligations.

Because of our chief executive officer’s stock ownership, he has the power to elect all directors and to approve any action requiring stockholder approval.

Mr. Pao-Chi Chu, our chief executive officer, owns 30,000,000 shares of common stock, representing approximately 62.9% of our outstanding common stock. As a result, Mr. Chu has the power, without the vote of any other stockholders, to elect all of our directors and take any action requiring stockholder approval, including any amendment to our articles of incorporation, merger, sale of assets or other major corporate transaction.

We do not intend to pay any cash dividends in the foreseeable future.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends on our common stock in the foreseeable future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contain “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

These risks and uncertainties, many of which are beyond our control, include, and are not limited to:

  •           Our ability to develop and market nutritional products based on cordyceps sinensis and related products;

•            The extent to which there is a market for products such as our proposed products in the United States, and our ability to address any market which may develop;

•            Our ability to generate revenue from the sale of our products;

•            Our ability to develop a customer base so that we are not dependent upon one customer for our revenues;

•            Our ability to obtain raw materials and finished product on reasonable terms and in a timely manner;

•            Our ability to obtain the necessary financing for us to develop and market our products;

•            Our ability to identify, hire and retain qualified executive, administrative, research and development, marketing and other personnel;

•            To the extent that we manufacture products, our ability to establish and maintain manufacturing facilities that comply with all applicable government regulations;

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•            Our ability to develop and maintain third-party manufacturing facilities for our product;

•            Our ability to establish effective marketing and distribution arrangements;

•            Our ability to comply with government regulations relating to the sale and marketing of our products;

•            Our ability to protect any intellectual property we may develop;

•            The effects on our reputation or financial condition as the result of any product recall, whether required or voluntary;

•            The effects of fluctuation of our sales on our operating results and on our ability to order products and raw materials to meet the changing needs of the market;

•            The effects of any litigation which may arise concerning the use of our products;

•            The costs associated with defending and resolving potential legal claims, even if such claims are without merit;

•            The effects on our financial condition, operating results and reputation of any adverse reactions which users of our products may sustain;

•            The development of a market for our common stock;

•            If a market in our common stock develops, actions by third parties to either sell or purchase our common stock in quantities that would have a significant effect on our stock price;

•            Risks generally associated with products that are considered nutritional supplements;

•            Current and future economic and political conditions;

•            The impact of changes in accounting rules on our financial statements;

•            Other assumptions described in this prospectus; and

•            Other matters that are not within our control.

Information regarding market and industry statistics contained in this prospectus is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, you should not place undue reliance on these forward-looking statements.

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The forward-looking statements in this prospectus speak only as of the date of this prospectus and you should not to place undue reliance on any forward-looking statements. Forward-looking statements are subject to certain events, risks, and uncertainties that may be outside of our control. When considering forward-looking statements, you should carefully review the risks, uncertainties and other cautionary statements in this prospectus as they identify certain important factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These factors include, among others, the risks described under in this prospectus, including those described under “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as in other reports and documents we file with the SEC. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling stockholder of his common stock.

SELLING STOCKHOLDER

The following table sets forth the name of the selling stockholder, the number of shares of common stock owned beneficially by the selling stockholder as of February 12, 2018, and the number of shares of our common stock that may be offered by the selling stockholder pursuant to this prospectus. The table and the other information contained under the captions “Selling Stockholder” and “Plan of Distribution” has been prepared based upon information furnished to us by or on behalf of the selling stockholder. The following table sets forth, as to the selling stockholder, the number of shares beneficially owned, the number of share being sold, the number of shares beneficially owned upon completion of the offering and the percentage beneficial ownership upon completion of the offering.

			After Sale of Shares in Offering
Name	Shares Beneficially Owned	Shares Being Sold	Shares Beneficially Owned	Percent of Outstanding

Chen Yen-Hsun	500,000	500,000	0	0%

The selling stockholder does not have, and within the past three years has not had, any position, office or material relationship with us or with any of our predecessors or affiliates.

The selling stockholder purchased the shares from us on September 20, 2017 pursuant to a stock purchase agreement dated September 20, 2017 for a purchase price of $1.00 per share. The issuance of the shares was exempt from the registration requirements of the Securities Act pursuant to Regulation S.

PLAN OF DISTRIBUTION

The selling stockholder and any of his pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions or by gift. The shares offered by this prospectus will be sold by the selling stockholder initially at a fixed price of $1.00 per share. If and when the Company’s common stock is quoted on the OTC Bulletin Board or the OTCQX or OTCQB marketplaces of OTC Markets Group Inc., or is listed on a securities exchange, the shares may be sold by the selling stockholder at market prices prevailing at the time of sale or at negotiated prices. Subject to the foregoing, the selling stockholder may use any one or more of the following methods when selling or otherwise transferring shares:

●    ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●    block trades in which a broker-dealer will attempt to sell the shares as agent but may purchase a position and resell a portion of the block as principal to facilitate the transaction;

●    sales to a broker-dealer as principal and the resale by the broker-dealer of the shares for its account;

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●    an exchange distribution in accordance with the rules of the applicable exchange if we are listed on an exchange at the time of sale;

●    privately negotiated transactions, including gifts;

●    covering short sales made after the date of this prospectus;

●    pursuant to an arrangement or agreement with a broker-dealer to sell a specified number of such shares at a stipulated price per share;

●    a combination of any such methods of sale; and

●    any other method of sale permitted pursuant to applicable law.

To the extent permitted under Rule 144, the selling stockholder may also sell the shares owned by him pursuant to Rule 144. As of the date of this prospectus, holders of our common stock cannot use Rule 144 for the sale of restricted securities.

Broker-dealers engaged by the selling stockholder may arrange for other brokers dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. The selling stockholder is not an affiliate of any broker-dealer.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares owned by him and, if the selling stockholder defaults in the performance of the secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholder may, after the date of this prospectus, also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge their common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, they will be subject to the prospectus delivery requirements of the Securities Act, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act, and federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our common stock by the selling stockholder and any other persons who are involved in the distribution of the shares of common stock pursuant to this prospectus. The selling stockholder has informed us that he does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We may be required to amend or supplement this prospectus in the event that (a) a selling stockholder transfers securities under conditions which require the purchaser or transferee to be named in the prospectus as a selling stockholder, in which case we will be required to amend or supplement this prospectus to name the selling stockholder, or (b) any one or more selling stockholder sells stock to an underwriter, in which case we will be required to amend or supplement this prospectus to name the underwriter and the method of sale.

We are paying all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is listed on the OTC Pink market under the symbol ACBM. The OTC Markets website does not show any trading in our common stock since July 22, 2016. The website showed an open, close, high and low price of our common stock from July 22, 2016 through May 19, 2017 of $16.6683, which, adjusting for the three-for-one stock distribution on May 18, 2017, would be $5.5561 per share, although it does not show any activity in the stock. The website does not currently report a previous close or open and, on February 12, 2018, it reported for the “real-time base bid and ask” it shows “0.08/No inside (1 x 1)” and the close, daily volume and average volume were “N/A.” In view of the absence of any trading in the stock or any meaningful historical bid and asked information, we are unable to include a price chart showing the historical bid and asked prices of our common stock.

Stockholders

As of February 12, 2018 we had 10 stockholders of record of our common stock.

Transfer Agent

The transfer agent for the common stock is Cleartrust, LLC, 16540 Pointe Village Drive; Suite 210, Lutz, Florida 33558, telephone (813) 235-4490.

Dividend Policy

We have not paid dividends and we do not anticipate paying dividends in the near future.

BUSINESS

Our initial business plan was to build a family waterpark in a state-of-the-art designed aquatic center in several locations throughout the Hawaiian Islands. We were not able to develop this business and we did not generate any revenues in this business.

On January 30, 2017, our then principal stockholder sold his stock in our company, which represented more than 76% of our outstanding stock to our current chief executive officer, who acquired 63.6% of our outstanding stock, and two other individuals. Following the change of control on January 30, 2017, we discontinued our efforts to develop aquatic centers, and we sought to engage in the business of developing and marketing nutritional products that promote wellness and a healthy lifestyle. In this connection we intend to conduct research and development on our own proprietary products based on cordyceps sinensis. Cordyceps is a fungus that is used in traditional Chinese medicine. Cordyceps sinensis has been described as a medicine in old Chinese medical books and Tibetan medicine. It is a rare combination of a caterpillar and a fungus and found at altitudes above 4500m in Sikkim. According to the Journal of Ayurveda and Integrative Medicine, the fungus is parasitic in nature. The base of the mushroom first originates from an insect larval host and ends at the club-like cap, including the stipe and stroma. The fruit body is dark brown to black, and the root of organism, the larval body pervaded by the mycelium, is yellowish to brown color. The immature larvae (host) on which cordyceps grows usually lies about 6 inches below the surface of the ground. As the fungus approaches maturity, it consumes more than 90% of the infected insect effectively mummifying its host. Local folk practitioners use the product alone or in combination with other medicinal herbs to treat various diseases. However, the effectiveness of Cordyceps sinensis, either alone or with other medicinal herbs, has not been shown as effective in double blind tests, and it has not been subject to the type of testing that would be required for prescription medication. As a result, in the United States we cannot make any claims as to specific health benefits.

We plan to conduct research and development with respect to our own proprietary products. However, to date we have not commenced research and development operations, and we cannot assure you that we will be able to develop proprietary products.

As of December 31, 2017, our only revenue resulted from sales in September 2017 and in the three months ended December 31, 2017 of Cordycepin and cordyceps powder to a Chinese company, Xiamen Jinxia Yongfeng Commercial Co., Ltd. Our revenue from these sales was $1,445,000 in the quarter ended December 31, 2017 and $510,000 in the three months and year ended September 30, 2017. Our sole supplier of both the Cordycepin and cordyceps powder was Aublog Inc., a Taiwan-based supplier. Subsequent to December 31, 2017, we sold additional products to Xiamen Jinxia Yongfeng and we purchased the products from Aublog.

Our Organization

We are a Nevada corporation incorporated on September 24, 2014 under the name Killer Waves Hawaii, Inc. On January 30, 2017, we changed our corporate name to Acro Biomedical Co., Ltd. Our address is 2175 Visionary Way, Suite 1160, Fishers, Indiana 46038, telephone (317) 286-6788. We do not have a corporate website.

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Stock Distribution

On May 18, 2017, we effected a three-for-one stock distribution pursuant to which we issued two shares of common stock for each share of common stock outstanding on the record date, May 18, 2017. All share and per share information in this prospectus retroactively reflect this stock distribution.

Marketing

All of our marketing and sales activities have been conducted by our chief executive officer, who is our only employee and who provides his services on a part-time basis. The sales to Xiamen Jinxia Yongfeng were made by our chief executive officer.

Source of Supply

During the year ended September 30, 2017 and the three months ended December 31, 2017, we had one supplier, Aublog Inc., a Taiwan-based company. We do not have any long-term supply contracts. We do not plan to establish manufacturing facilities. We have engaged in initial discussions with potential contract manufacturers. If we can negotiate acceptable terms for a contract manufacturer to manufacture our products, we would source the raw materials and have the raw materials shipped to the manufacturer who would them customize the product to meet our specifications. However, the product may bear the brand names of the manufacturer rather than our brand name. If we are not able to negotiate an agreement with a contract manufacturer, we may also buy finished products from a manufacturer, which we anticipate would have the manufacturer’s brand names. Even if we engage a contract manufacturer, we may still buy a manufacturer’s brand products either from our contract manufacturer or another supplier. We cannot assure you that we will be able to develop the necessary relationships with suppliers or contract manufacturers on reasonable terms.

Government Regulations

The Federal Food, Drug, and Cosmetic Act defines a dietary ingredient as a vitamin; mineral; herb or other botanical; amino acid; dietary substance for use by man to supplement the diet by increasing the total dietary intake; or a concentrate, metabolite, constituent, extract, or combination of the preceding substances. Unlike drugs, supplements are not intended to treat, diagnose, prevent, or cure diseases, which means that supplements cannot make claims as to health benefits. Claims like these can only legitimately be made for drugs, not dietary supplements. Dietary supplements include such ingredients as vitamins, minerals, herbs, amino acids, and enzymes. Dietary supplements are marketed in forms such as tablets, capsules, softgels, gelcaps, powders, and liquids. Cordyceps is considered a dietary supplement.

The United States Food and Drug Administration regulates both finished dietary supplement products and dietary ingredients. The FDA regulates dietary supplements under a different set of regulations than those covering “conventional” foods and drug products. Under the Dietary Supplement Health and Education Act of 1994, manufacturers and distributors of dietary supplements and dietary ingredients are prohibited from marketing products that are adulterated or misbranded. That means that these firms are responsible for evaluating the safety and labeling of their products before marketing to ensure that they meet all the requirements of Dietary Supplement Health and Education Act and FDA regulations. The FDA is responsible for taking action against any adulterated or misbranded dietary supplement product after it reaches the market.

The Dietary Supplement and Nonprescription Drug Consumer Protection Act requires manufacturers, packers or distributors whose name appears on the product label of a dietary supplement to include contact information on the product label for consumers to use in reporting adverse events associated with the product’s use and to notify the FDA of any serious adverse event report within 15 business days of receiving such report. However, the reporting of an event is not an admission that the product caused the adverse event.

We are also subject to a variety of other regulations in the United States, including those relating to health, safety, bioterrorism, taxes, labor and employment, import and export, and environmental. These regulations may require significant financial and operational resources to ensure compliance, and we cannot assure you we will able to be in compliance.

Other countries also have regulations relating to the marketing, labeling and claims for dietary supplements, and, to the extent that we market our products in those countries, we must comply with all applicable regulations.

Research and Development

Through December 31, 2017, we have not engaged in any research and development activities. We intend to conduct research and development activities starting in 2018 relating to cordyceps products to be sold in the United States. We may engage third parties to perform the research and development, and the third parties may be related to our chief executive officer.

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Intellectual Property Rights

We do not have any patent or other intellectual property rights with respect to any products.

Competition

A number of companies market and sell cordyceps products in the United States, including Real Mushrooms, Bulk Supplements, Terrasoul SuperFoods; Mental Refreshment Nutrition, NOW Foods, Aloha Medicinals, Natures Elements and Swanson Premium. These products include cordyceps extract as well as products that include cordyceps along with other ingredients. Many, if not all, of these companies are better known and better capitalized than we are, and we cannot assure you that we will be able to compete successfully with these and other existing suppliers of cordyceps.

Property

We have a tenancy agreement dated November 30, 2017 with Bisha Company Limited for office space at Flat G, 61/F, Tower 12, Carmel Cove, No. 1 Kin Tung Road, Caribbean Coast, Tung Chung, Lantau Island, N.T. Hong Kong for an annual rental of $234,000 Hong Kong dollars, which is approximately $30,000. The lease has a two year term which commenced on December 1, 2017.

Employees

We have one employee, our chief executive officer and chief financial officer, Pao-Chi Chu, who works for us on a part-time basis.

MANAGEMENT’S DISCUSSION AND ANALYSIS FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Overview

Since January 30, 2017, following a change of control, we have been seeking to engage in the business of developing and marketing nutritional products that promote wellness and a healthy lifestyle. In this connection we intend to conduct research and development on our own proprietary products based on cordyceps sinensis. Cordyceps is a fungus that is used in traditional Chinese medicine. Cordyceps sinensis has been described as a medicine in old Chinese medical books and Tibetan medicine. It is a rare combination of a caterpillar and a fungus and found at altitudes above 4500m in Sikkim.

We first sold products during the fourth quarter of the year ended September 30, 2017. We generated revenues of $510,000 during the fourth quarter of 2017 and $1,445,000 during the three months ended December 31, 2017. Subsequent to December 31, 2017, through the date of this prospectus, we generated revenues of $505,000. All of our sales, which were sales of Cordycepin and cordyceps powder, were made to one customer, Xiamen Jinxia Yongfeng, and all of our purchases were from one supplier, Aublog, and our gross margin on all of our revenues was 10%. We are dependent upon this one customer and this one supplier. We can give no assurance that we can or will be successful in developing marketable products or expanding our customer base. At present, we have no full-time employees. We face significant risks in implementing our business plan including, but not limited to, our ability to raise the necessary financing either through the sale of debt or equity securities or through a loan facility, our ability to hire and retain qualified research and development, marketing and administrative personnel, our ability to develop products and to market in the United States and other western markets any products we may develop, our ability to comply with any government regulations relating to the manufacture, distribution and marketing any products we develop. We cannot assure you that we can or will generate revenue or profits.

We require funds for our operations. At December 31, 2017, we had $8,542 in cash and cash equivalents, $715,500 in inventories, $35,500 in prepaid expenses, principally professional fees, and $4,992 in a security deposit. Although we intend to seek to raise funds in the equity market, we can give no assurance as to the availability or terms of any such financing. There is no trading market in our common stock, and any sale of our equity securities could result in material dilution to the stockholders. If we are not able to raise the necessary funds, we may be unable to continue our business.

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Results of Operations

Three months ended December 31, 2017 and 2016

For the three months ended December 31, 2017, we had revenues of $1,445,000, a gross profit of $144,500, or 10%, operating expenses of $64,273, principally professional fees relating to our SEC filings, income from operations of $80,227. Because of our tax loss carryforward, we did not have any tax liability. As a result of the foregoing, our net income was $80,227, or $0.00 per share (basic and diluted). During the three months ended December 31, 2016, we were engaged in our prior business, which was attempting to develop aquatic center in the Hawaiian Islands, from which we generated no revenue and a net loss of $7,413, or $0.00 per share (basic and diluted).

Years ended September 30, 2017 and 2016

We were not engaged in the cordyceps business until January 30, 2017, and from January 30, 2017 until September 2017, we did not engage in any significant business activity. In September 2017, we made our first sale, which represented our only revenue for the year in the amount of $510,000, on which we generated a gross profit of $51,000, or 10%. We did not generate any revenue during the fiscal year ended September 30, 2016. During fiscal 2016, we were seeking to be engaged in the proposed aquatic center business, which never generated any revenue.

Our operating expenses for the year ended September 30, 2017 were $53,248, which primarily represented professional fees relating to our status as a public company. As a result we sustained a net loss of $2,248, or $0.00 per share (basic and diluted) for fiscal 2017. Operating expenses for the year ended September 30, 2016 were $43,428, which primarily represented professional fees relating to our status as a public company. Our net loss for fiscal 2016 was $43,428, or $0.00 per share (basic and diluted).

Liquidity and Capital Resources

The following table summarizes our changes in working capital from September 30, 2017 to December 31, 2017:

	December 31, 2017	September 30, 2017	Change	% Change
Current assets	$759,542	$548,310	$211,232	38.5%
Current liabilities	$172,976	$36,979	$135,997	367.8%
Working capital	$586,566	$511,331	$75,235	14.7%

Working capital increased by $75,235 during the three months ended December 31, 2017, primarily reflecting a net increase in inventories offset by increases in accounts payable and accrued expenses and deferred revenue.

The following tables summarize our cash flows the three months ended December 31, 2017 and 2016 and the years ended September 30, 2017 and 2016.

	Three Months Ended December 31,
	2017	2016
Cash (used) in operating activities	$(28,268)	$(142)
Cash provided by investing activities	--	--
Cash provided by financing activities	--	--
Non cash financing activities	4,992	--
Cash and cash equivalent at end of year	8,542	2,391

Cash used in operating activities of $28,268 for the three months ended December 31, 2017 reflected primarily our net income of $80,227, an increase in inventories of $234,500, and increases in accounts payable and accrued expenses of $66,024 and deferred revenue of $64,981. The cash used in operating activities for the three months ended December 31, 2016 of $142 primarily reflected the net loss for the period.

From inception (September 24, 2014) through December 31, 2017, we did not use any cash for investing activities.

We did not receive any cash from financing or investing activities in the three months ended December 31, 2017 and 2016.

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Non-cash financing activities for the three months ended December 31, 2017 related to the payment of $4,992 by our chief executive officer of a lease security deposit for a lease by us in Hong Kong.

	Year Ended September 30,
	2017	2016
Cash (used) in operating activities	$(463,344)	$(34,742)
Cash provided by investing activities	0	0
Cash provided by financing activities	497,621	10,000
Non cash financing activities	85,502	0
Cash and cash equivalent at end of year	36,810	2,533

The cash used in operating activities for the year ended September 30, 2017 reflects primarily prepaid inventory of $481,000 and prepaid professional fees of $30,500. Cash flows from operating activities also includes payment of our professional fees in the amount of $36,379 by Pao-Chi Chu, our chief executive officer and payment of our professional fees in the amount of $20,751 by Gordon Lett, our former chief executive officer. For the year ended September 30, 2016, cash used in operations reflects primarily the loss of $43,428. The cash advanced on our behalf by the present and former chief executive officers are also reflected in the statements of cash flows as non-cash investing and financing activities.

Cash provided by financing activities for the year ended September 30, 2017 reflects the sale of stock for $500,000, and a repayment of $2,379 to Mr. Lett, in respect of payments made by Mr. Lett on our behalf. Cash provided by financing activities for the year ended September 30, 2016 included an advance by Mr. Lett in the amount of $10,000.

Non cash financing activities for the year ended September 30, 2017 represents $28,372 of debt forgiveness by Mr. Lett in connection with the sale of stock that resulted in the change of control and $57,130 of expenses paid by the present and former chief executive officers. There were no non cash financing activities in the year ended September 30, 2016.

Depending on the manner in which we seek to develop our business, we may not have sufficient cash for the next 12 months. If we are unable to meet our needs for cash from either our revenues or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

Going Concern

For the three months ended December 31, 2017, we had negative cash flows of $28,268 from operating activities. As of December 31, 2017, we have an accumulated deficit of $14,014. We intend to seek to fund the development of our operations through equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital and other near-term cash requirements. Our ability to raise funds in the equity market may be impacted by the absence of any trading market in our common stock. Our reliance on one customer for revenue generation is also a factor raising significant doubt about our ability to continue as a going concern. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Accounting Policy and Estimates

We prepare our financial statements in conformity with GAAP, which requires management to make certain estimates and assumptions and apply judgments. We base our estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the financial statements are prepared and actual results could differ from our estimates and such differences could be material. We have identified below the critical accounting policies which are assumptions made by management about matters that are highly uncertain and that are of critical importance in the presentation of our condensed financial statements. Due to the need to make estimates about the effect of matters that are inherently uncertain, materially different amounts could be reported under different conditions or using different assumptions. On a regular basis, we review our critical accounting policies and how they are applied in the preparation our condensed financial statements.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. We had $8,542 and $36,810 in cash and cash equivalents at December 31, 2017 and September 30, 2017, respectively.

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Related Parties

We follow ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Revenue Recognition

We recognize revenue from the sale of products in accordance with ASC 605, “Revenue Recognition.” We recognize revenue only when all of the following criteria have been met:

i) Persuasive evidence for an agreement exists;

ii) Service has been provided;

iii) The fee is fixed or determinable; and

iv) Collection is reasonably assured.

Under these criteria, this generally means that we recognize revenue when our products are delivered to customers in accordance with the written sales terms.

May 2014, the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) jointly issued a converged standard, Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606). Topic 606 addresses the recognition of revenue based upon the payment and performance obligations of the seller and buyer. Since we sell products with no contingent payment obligations and no obligations on our part subsequent to the delivery of products, we do not believe that Topic 606 will affect the manner in which we recognize revenue.

Concentrations of Credit Risk

Our financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents that it will likely incur in the near future. We place our cash and cash equivalents with financial institutions of high creditworthiness. At times, our cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.

During the three months ended December 31, 2017 and the year ended September 30, 2017, all revenue was derived from sales to one customer.

During the three months ended December 31, 2017 and the year ended September 30, 2017, all purchases were derived from purchase contracts with one supplier.

Inventories

Inventories consist primarily of finished goods. Inventories are valued at the lower of cost or market. We determine cost on the basis of first-in, first-out methods. As of December 31, 2017 and September 30, 2017, we had $715,500 and $0 in inventories, respectively.

Financial Instruments

The carrying values of our financial instruments, including, cash and cash equivalents, inventories, prepaid inventories, prepaid expenses, accounts payable and accrued expenses and deferred revenue, approximate their fair values due to the short-term maturities of these financial instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts due to related party’s due to their related party nature

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Recent Accounting Pronouncements

Management has considered all other recent accounting pronouncements issued since the last audit of our financial statements. Our management believes that these recent pronouncements will not have a material effect on our financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

MANAGEMENT

Executive Officers and Directors

Name	Age	Position(s)
Pao-Chi Chu	64	Chief executive officer, chief financial officer, president, secretary and director

Mr. Chu has been our chief executive officer, chief financial officer, president, secretary and a director since January 30, 2017. Mr. Chu has served as the chairman of Mucho Biotech Co., Ltd., Mucho Furich Co., Ltd., and Mucho Biomedical Co., Ltd., companies engaged in applications of cordyceps since 2006 and which are controlled by Mr. Chu. Mr. Chu has more than ten years of experience in the biotech industry with a focus on initiating the integration of cordyceps technology development, which includes cordyceps strains management, cordyceps cultivation, food processing and health products development. Mr. Chu is a graduate of Fu Jen Catholic University in Taipei, Taiwan.

Code of Ethics

We have not yet adopted a code of ethics that applies to our principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions, since we have been focusing our efforts on developing our business. We expect to adopt a code as we develop our business.

Committees of the Board of Directors

We do not have any committees of our board of directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors of issuers whose securities are registered pursuant to the Securities Exchange Act and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of the our common stock and other equity securities, on Form 3, 4 and 5 respectively. Because our common stock is not registered pursuant to the Securities Exchange Act, our officers, directors and 10% stockholders are not required to make such filings.

Executive Compensation

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during the years ended September 30, 2017 and 2016, earned by or paid to our executive officers.

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Name and Principal Position	Year	Salary	Bonus Awards	Stock Awards	Options/ Warrant Awards (1)	Non-Equity Plan Compensation	Nonqualified Deferred Earnings	All Other Compensation	Total
		$	$	$	$	$	$	$	$
Pao-Chi Chu (1), CEO, CFO and President	2017	-	-	-	-	-	-	-	-

Gordon Lett (2), CEO,	2017	-	-	-	-	-	-	-	-
President, CFO	2016	-	-	-	-	-	-	-	-

__________

(1)	Mr. Chu became chief executive officer, chief financial officer and president on January 30, 2017.
(2)	Mr. Lett resigned as chief executive officer, president and chief financial officer on January 30, 2017.

Employment Agreements

We do not have an employment agreement with Mr. Chu.

Pension Benefits

We currently have no plans that provide for payments or other benefits at, following, or in connection with retirement of our officers.

Outstanding Equity Awards at Fiscal Year-End

There are no outstanding equity awards at September 30, 2017.

PRINCIPAL STOCKHOLDERS

The following table provides information as to shares of common stock beneficially owned as of February 14, 2018, by:

●    Each director;

●    Each current officer named in the summary compensation table;

●    Each person owning of record or known by us, based on information provided to us by the persons named below, at least 5% of our common stock; and

●    All directors and officers as a group

For purposes of the following table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or sole or shared investment power with respect to a security, or any combination thereof, and the right to acquire such power (for example, through the exercise of warrants granted by us) within 60 days of February 12, 2018

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class

Pao-Chi Chu 2F, No. 356, Dunhua S. Road, Da’an Dist Taipei City 106, Taiwan, ROC	30,000,000	62.9%
Shih-To Li No. 8, Ln. 106, Qingian Road, Wanhua Dist. Taipei City, Taiwan, ROC	5,040,000	10.6%
All officers and directors as a group (one individual)	30,000,000	62.9%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended September 30, 2017, Mr. Pao-Chi Chu paid expenses on our behalf in the amount of $36,379. During the three months ended December 31, 2017, Mr. Chu paid a security deposit of $4,992 for our lease in Hong Kong on our behalf.

During the year ended September 30, 2017, Mr. Gordon Lett, our former chief executive officer, paid expenses on our behalf of $20,751 and received a payment from us of $2,379. In the year ended September 30, 2016, Mr. Lett made an advance to us of $10,000. In connection with his sale of stock that resulted in a change of control, in January 2017, Mr. Lett forgave the balance due to him, which was $28,372.

As of December 31, 2017 and September 30, 2017 we had due to related parties of $41,371and $36,379, respectively.

Director Independence

We have no independent directors.

20

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 25,000,000 shares of preferred stock, par value $0.001per share, and 100,000,000 shares of common stock, par value $0.001 per share. Holders of our common stock are entitled to equal voting rights, consisting of one vote per share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. The presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation. In the event of liquidation, dissolution or winding up of our company, either voluntarily or involuntarily, each outstanding share of the common stock is entitled to share equally in our assets.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock. They are entitled to receive dividends when and as declared by our board of directors, out of funds legally available therefore. We have not paid cash dividends in the past and do not expect to pay any within the foreseeable future.

Preferred Stock

Our articles of incorporation give our board of directors the power to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock. The rights granted to the holders of a series of preferred stock could restrict payment of dividends on the common stock, dilute the voting power of the common stock, impair the liquidation rights of the holders of the common stock and delay or prevent a change in control without further action by stockholders. We have no present plans to issue any shares of preferred stock.

Our articles of incorporation provides that , except as otherwise provided by law, a director or officer is not individually liable to us or our stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (a) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (b) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Our articles of incorporation also provides that we shall provide indemnification to our directors and officers to the maximum extent permitted by law and that we shall pay advancements of expenses in advance of the final disposition of the action, suit, or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

Nevada Law Provisions Relating to Certain Transactions

Sections 78.378 through 78.3793 of the Nevada Revised Statutes contains voting limitations on certain acquisitions of control shares. Sections 78.411 through 78.444 contain restrictions of combinations with interested stockholders. The Nevada law permits a corporation to provide in its articles of incorporation that these provisions are not applicable to the corporation. Our articles of incorporation provide that these provisions are not applicable to us.

SEC Policy on Indemnification for Securities Act liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Penny-Stock Rules

The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions, and is not listed on the a registered stock exchange or the Nasdaq Stock Market (although the $5.00 per share requirement may apply to Nasdaq listed securities) or has net tangible assets in excess of $2,000,000, if the issuer has been in continuous operation for at least three years, or $5,000,000, if the issuer has been in continuous operation for less than three years, or has average revenue of at least $6,000,000 for the last three years.

21

As a result, our common stock may be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our securities and may affect your ability to sell our securities in the secondary market and the price at which you can sell our common stock.

According to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

●    Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●    Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●    Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●    “Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

●    Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

●    The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent losses to investors.

Purchasers of penny stocks may have certain legal remedies available to them in the event the obligations of the broker-dealer from whom the penny stock was purchased violates or fails to comply with the above obligations or in the event that other state or federal securities laws are violated in connection with the purchase and sale of such securities. Such rights include the right to rescind the purchase of such securities and recover the purchase price paid for them.

If our stock is a “penny stock” we do not have the safe harbor protection under federal securities laws with respect to forward-looking statement.

Transfer Agent

The transfer agent for the common stock is Cleartrust, LLC, 16540 Pointe Village Drive; Suite 210, Lutz, Florida 33558, telephone (813) 235-4490.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

Our financial statements included in this prospectus as of September 30, 2017 and 2016 and for the years then have been included in reliance on the reports of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

22

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock offered by this prospectus.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.  For further information with respect to our company and our common stock offered hereby, reference is made to the registration statement and the exhibits filed as part of the registration statement.  We file periodic reports with the Securities and Exchange Commission, including annual reports which include our audited financial statements and quarterly reports although we are not currently required to make such filings pursuant to the Securities Exchange Act.  We also plan to include our SEC filings on our website. The registration statement, including exhibits thereto, and all of our periodic reports may be inspected without charge at the Securities and Exchange Commission’s principal office in Washington, DC, and copies of all or any part thereof may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549.  You may obtain additional information regarding the operation of the Public Reference Section by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission also maintains a website which provides online access to reports, registration statements and other information regarding registrants that file electronically with the Securities and Exchange Commission at the address: http://www.sec.gov.

23

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Acro Biomedical Co., Ltd. (formerly known as Killer Waves Hawaii, Inc.)

We have audited the accompanying balance sheets of Acro Biomedical Co., Ltd. (formerly known as Killer Waves Hawaii, Inc.) (the “Company”) as of September 30, 2017 and 2016, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acro Biomedical Co., Ltd. (formerly known as Killer Waves Hawaii, Inc.) as of September 30, 2017 and 2016 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has negative operating cash flows that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 16, 2018

F-2

ACRO BIOMEDICAL CO., LTD.

Balance Sheets

	September 30,	September 30,
	2017	2016

ASSETS
Current Assets
Cash and cash equivalents	$36,810	$2,533
Prepaid inventory	481,000	-
Prepaid expenses	30,500	-
Total Current Assets	548,310	2,533

TOTAL ASSETS	$548,310	$2,533

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable and accrued expenses	$600	$7,326
Due to related parties	36,379	10,000
Total Current Liabilities	36,979	17,326

TOTAL LIABILITIES	36,979	17,326

Stockholders’ Equity (Deficit)
Preferred stock: 25,000,000 authorized; $0.001 par value, no shares issued or outstanding	-	-
Common stock: 100,000,000 authorized; $0.001 par value, 47,660,000 and 47,160,000 shares issued and outstanding, at September 30, 2017 and 2016, respectively	47,660	47,160
Additional paid-in capital	557,912	30,040
Accumulated deficit	(94,241)	(91,993)
Total Stockholders’ Equity (Deficit)	511,331	(14,793)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$548,310	$2,533

The accompanying notes are an integral part of these financial statements.

F-3

ACRO BIOMEDICAL CO., LTD.

Statements of Operations

	Year Ended
	September 30,
	2017	2016

Revenues	$510,000	$-
Cost of revenues	459,000
Gross profit	51,000	-

Operating expenses
Selling, general and administrative	$866	$1,055
Professional fees	52,382	42,373
Total operating expenses	53,248	43,428

Loss before provision for income taxes	(2,248)	(43,428)
Provision for income taxes	-	-
Net loss	$(2,248)	$(43,428)

Basic and diluted loss per share of common stock	$(0.00)	$(0.00)

Weighted average number of shares of common stock outstanding	47,173,699	47,160,000

The accompanying notes are an integral part of these financial statements.

F-4

ACRO BIOMEDICAL CO., LTD.

Statements of Changes in Stockholders’ Equity (Deficit)

For the years ended September 30, 2017 and 2016

					Additional		Total Stockholders’
	Preferred Stock		Common Stock		Paid-in	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance, September 30, 2015	-	$-	47,160,000	$47,160	$30,040	$(48,565)	$28,635

Net loss	-	-	-	-	-	(43,428)	(43,428)

Balance, September 30, 2016	-	$-	47,160,000	$47,160	$30,040	$(91,993)	$(14,793)

Stock issued for cash at $1 per share	-	-	500,000	500	499,500	-	500,000
Debt forgiveness	-	-	-	-	28,372	-	28,372
Net loss	-	-	-	-	-	(2,248)	(2,248)

Balance, September 30, 2017	-	$-	47,660,000	$47,660	$557,912	$(94,241)	$511,331

The accompanying notes are an integral part of these financial statements.

F-5

ACRO BIOMEDICAL CO., LTD.

Statements of Cash Flows

	Year Ended
	September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,248)	$(43,428)

Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid inventory	(481,000)	-
Prepaid expenses	(30,500)	2,185
Accounts payable and accrued expenses	50,404	6,501
Net cash used in operating activities	(463,344)	(34,742)

CASH FLOWS FROM FINANCING ACTIVITIES
Advance from related party	-	10,000
Repayment to related party	(2,379)	-
Proceeds from issuance of stock	500,000	-
Net cash provided by financing activities	497,621	10,000

Net change in cash and cash equivalents	34,277	(24,742)
Cash at beginning of year	2,533	27,275
Cash at end of year	$36,810	$2,533

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

NON CASH INVESTING AND FINANCING ACTIVITIES
Debt forgiveness by related party	$28,372	$-
Expenses paid by related party	$57,130	$-

The accompanying notes are an integral part of these financial statements.

F-6

ACRO BIOMEDICAL CO., LTD.

Notes to the Financial Statements

September 30, 2017 and 2016

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Acro Biomedical Co., Ltd. (the “Company”) is a Nevada corporation incorporated on September 24, 2014 under the name Killer Waves Hawaii, Inc. On January 30, 2017, the Company’s corporate name was changed to Acro Biomedical Co., Ltd.

The Company’s fiscal year end is September 30.

To date, the Company’s activities have primarily related to its formation and the raising of equity capital. The Company’s first sale was made in September 2017. The Company’s initial business plan was to build a family waterpark in a state-of-the-art designed aquatic center in several locations throughout the Hawaiian Islands. The Company was not able to develop this business and it did not generate any revenues in this business. Following a change of control on January 30, 2017, the Company discontinued its efforts to develop aquatic centers, and it is seeking to engage in the business of developing and marketing nutritional products that promote wellness and a healthy lifestyle. In this connection, the Company intends to conduct research and development on its own proprietary products based on cordyceps sinensis. Cordyceps is a fungus that is used in traditional Chinese medicine.

Stock Distribution

On May 18, 2017, the Company effected a three-for-one stock distribution pursuant to which the Company issued two shares of common stock for each share of common stock outstanding on the record date, May 18, 2017. All share and per share information in these financial statements retroactively reflect this stock distribution.

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The financial statements have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Use of Estimates

The preparation of financial statements in conformity with GAAP in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

F-7

Net Loss Per Share of Common Stock

The Company has adopted ASC Topic 260, ”Earnings per Share” which requires presentation of basic earnings per share on the face of the statements of operations for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic earnings per share computation. In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants unless the result would be antidilutive. There were no potentially dilutive shares of common stock outstanding for the years ended September 30, 2017 and September 30, 2016.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables that it will likely incur in the near future. The Company places its cash and cash equivalents with financial institutions of high creditworthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.

During the year ended September 30, 2017, all revenue was derived from one sales contract with one customer.

During the year ended September 30, 2017, all purchases were derived from one purchase contract with one supplier.

There was no revenue or purchases during the year ended September 30, 2016.

Financial Instruments

The Company follows ASC 820, “Fair Value Measurements and Disclosures,” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

F-8

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying values of our financial instruments, including, cash and cash equivalents; prepaid inventory; prepaid expenses; accounts payable and accrued expenses approximate their fair values due to the short-term maturities of these financial instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts due to related party’s due to their related party nature.

Income Taxes

The Company uses the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and the tax basis of assets, liabilities, the carry forward of operating losses and tax credits, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Revenue Recognition

The Company recognizes revenue from the sale of products in accordance with ASC 605, “Revenue Recognition.” The Company recognizes revenue only when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;

ii)	Service has been provided;

iii)	The fee is fixed or determinable; and,

iv)	Collection is reasonably assured.

The Company recognizes revenue when products are delivered to customers in accordance with the written sales terms.

In May 2014, the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) jointly issued a converged standard, Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606). Topic 606 addresses the recognition of revenue based upon the payment and performance obligations of the seller and buyer. Since the Company sells products with no contingent payment obligations and no obligations on its part subsequent to the delivery of products, the Company does not believe that Topic 606 will affect the manner in which the Company recognizes revenue.

F-9

Recent Accounting Pronouncements

In November 2017, the FASB has issued Accounting Standards Update (ASU) No. 2017-14, Income Statement—Reporting Comprehensive Income (Topic 220), Revenue Recognition (Topic 605), and Revenue from Contracts with Customers (Topic 606). ASU 2017-14 includes amendments to certain SEC paragraphs within the FASB Accounting Standards Codification (Codification). ASU 2017-14 amends the Codification to incorporate the following previously issued guidance from the SEC. ‘The amendments in ASU No. 2017-14 amends the Codification to incorporate SEC Staff Accounting Bulletin (SAB) No. 116 and SEC Interpretive Release on Vaccines for Federal Government Stockpiles (SEC Release No. 33-10403) that bring existing SEC staff guidance into conformity with the FASB’s adoption of and amendments to ASC Topic 606, Revenue from Contracts with Customers.

In September 2017, the FASB has issued Accounting Standards Update (ASU) No. 2017-13, “Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842): Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and Observer Comments.” The amendments in ASU No. 2017-13 amends the early adoption date option for certain companies related to the adoption of ASU No. 2014-09 and ASU No. 2016-02. Both of the below entities may still adopt using the public company adoption guidance in the related ASUs, as amended. The effective date is the same as the effective date and transition requirements for the amendments for ASU 2014-09 and ASU 2016-02.

The Company has reviewed all other recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial statements.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. For the year ended September 30, 2017, the Company has negative cash flows of $463,344 from operating activities and has recurring losses since its inception. Although the Company hopes to fund operations through equity financing arrangements, because of the absence of any trading market for its common stock, its financial condition and its lack of an operating history, the Company may not be able to raise funds for capital expenditures, working capital and other cash requirements. The Company’s ability to emerge from the development stage is dependent upon, among other things, obtaining sufficient financing to continue operations and the development and marketing of its products. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 - EQUITY

Preferred Stock

The Company has authorized 25,000,000 shares of preferred stock, par value of $0.001 per share. The board of directors is authorized to issue preferred stock in one or more series and each such series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the board of directors may determine.

There were no shares of preferred stock issued or outstanding as of September 30, 2017 and 2016.

Common Stock

The Company has authorized 100,000,000 shares of common stock, par value of $0.001 per share. Each share of common stock entitles the holder to one vote.

On January 30, 2017, the former chief executive officer sold 12,000,000 shares of common stock, representing all of his shares of the Company’s capital stock, to the current chief executive officer and two other individuals for $245,000. In connection with the sale of his shares, the related party loan from the former chief executive officer was forgiven (also see Note 6) and the former chief executive officer resigned as an officer and director of the Company, which does not have any impact on the Company’s financial statements.

On May 18, 2017, the Company effected a three-for-one stock distribution pursuant to which the Company issued two shares of common stock for each share of common stock outstanding on the record date, May 18, 2017. All share and per share information in these financial statements retroactively reflect this stock distribution.

During the year ended September 30, 2017, the Company sold 500,000 shares of common stock for $500,000.

During the year ended September 30, 2016, the Company did not issue any shares of common stock.

The Company has no stock option plan, warrants or other dilutive securities.

F-10

NOTE 5 - PROVISION FOR INCOME TAXES

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

	September 30, 2017	September 30, 2016
Income tax benefit at statutory rate	$764	$14,766
Valuation allowance	(764)	(14,766)
Income tax expense	$-	$-

Net deferred tax assets consist of the following components as of:

	September 30, 2017	September 30, 2016
Net operating loss carry forward	$32,042	$31,278
Valuation allowance	(32,042)	(31,278)
Net deferred tax asset	$-	$-

Utilization of the net operating loss (“NOL”) carry forwards, of approximately $94,241 for federal income tax reporting purposes, is subject to an annual limitation due to ownership change that occurred during the year ended September 30, 2017 and any changes in ownership that may occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). These ownership changes may limit the amount of the NOL carry forwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an “ownership change” as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders. The Company does not believe that the recent changes to the Code will have any material effect on its ability to use the NOL.

NOTE 6 - RELATED PARTY TRANSACTIONS

During the year ended September 30, 2017, the Company’s current chief executive officer made payments of $36,379 on behalf of the Company for professional services provided to the Company. These payments are treated as non-interest bearing loans to the Company.

The former chief executive officer made advances of $10,000 during the year ended September 30, 2016 and paid expenses of $20,751 on behalf of the Company during the year ended September 30, 2017. The Company repaid him $2,379 during the year ended September 30, 2017. On January 30, 2017, in connection with the sale by the former chief executive officer of his stock (also see Note 5), a non-interest bearing demand loan of $28,372, was cancelled by the former chief executive officer and recorded as additional paid-in capital.

As of September 30, 2017 and 2016, the Company had due to related parties of $36,379 and $10,000, respectively.

F-11

ACRO BIOMEDICAL CO., LTD.

Balance Sheets

	December 31,	September 30,
	2017	2017
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$8,542	$36,810
Inventories	715,500	-
Prepaid inventories	-	481,000
Prepaid expenses	35,500	30,500
Total Current Assets	759,542	548,310
Security Deposit	4,992	-

TOTAL ASSETS	$764,534	$548,310

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$66,624	$600
Deferred revenue	64,981	-
Due to related party	41,371	36,379
Total Current Liabilities	172,976	36,979

TOTAL LIABILITIES	172,976	36,979

Stockholders’ Equity
Preferred stock: 25,000,000 shares, par value $0.001 per share; no shares issued and outstanding at December 31, 2017 and September 30, 2017	-	-
Common stock, par value $0.001 per share: 100,000,000 authorized, 47,660,000 shares issued and outstanding at December 31, 2017 and September 30, 2017	47,660	47,660
Additional paid-in capital	557,912	557,912
Accumulated deficit	(14,014)	(94,241)
Total Stockholders’ Equity	591,558	511,331

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$764,534	$548,310

The accompanying notes are an integral part of these unaudited financial statements.

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ACRO BIOMEDICAL CO., LTD.

Statements of Operations

(Unaudited)

	Three Months Ended
	December 31,
	2017	2016

Revenues	$1,445,000	$-
Cost of revenues	1,300,500	-
Gross profit	144,500	-

Operating expenses
Selling, general and administrative	5,868	62
Professional fees	58,405	7,351
Total operating expenses	64,273	7,413

Income (loss) from operations	80,227	(7,413)

Income (loss) before provision for income taxes	80,227	(7,413)
Provision for income taxes	-	-
Net income (loss)	$80,227	$(7,413)

Basic and dilutive income (loss) per share of common stock	$0.00	$(0.00)

Weighted average number of shares of common stock outstanding	47,660,000	47,160,000

The accompanying notes are an integral part of these unaudited financial statements.

F-13

ACRO BIOMEDICAL CO., LTD.

Statements of Cash Flows

(Unaudited)

	Three Months Ended
	December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$80,227	$(7,413)

Adjustments to reconcile net income (loss) to net cash used in operating activities:
Changes in operating assets and liabilities:
Inventories	(234,500)	-
Prepaid expenses	(5,000)	-
Accounts payable and accrued expenses	66,024	7,271
Deferred revenue	64,981	-
Net cash used in operating activities	(28,268)	(142)

Net change in cash and cash equivalents	(28,268)	(142)
Cash at beginning of period	36,810	2,533
Cash at end of period	$8,542	$2,391

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-
NON-CASH INVESTING AND FINANCING ACTIVITIES
Security deposit paid by related party	$4,992	-

The accompanying notes are an integral part of these unaudited financial statements.

F-14

ACRO BIOMEDICAL CO., LTD.

Notes to the Unaudited Financial Statements

December 31, 2017

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Acro Biomedical Co., Ltd. (the “Company”) is a Nevada corporation incorporated on September 24, 2014 under the name Killer Waves Hawaii, Inc. On January 30, 2017, the Company’s corporate name was changed to Acro Biomedical Co., Ltd.

The Company’s fiscal year end is September 30.

The Company has been engaged in the business of developing and marketing nutritional products that promote wellness and a healthy lifestyle. In this connection, the Company intends to conduct research and development on its own proprietary products based on cordyceps sinensis. Cordyceps is a fungus that is used in traditional Chinese medicine. The Company’s first sale was made in September 2017. The Company’s initial business plan was to build a family waterpark in a state-of-the-art designed aquatic center in several locations throughout the Hawaiian Islands. The Company was not able to develop this business and it did not generate any revenues in this business. Following a change of control on January 30, 2017, the Company discontinued its efforts to develop aquatic centers.

Stock Distribution

On May 18, 2017, the Company effected a three-for-one stock distribution pursuant to which the Company issued two shares of common stock for each share of common stock outstanding on the record date, May 18, 2017. All share and per share information in these financial statements retroactively reflect this stock distribution.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Statements

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Regulation S-X. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Notes to the unaudited interim financial statements that would substantially duplicate the disclosures contained in the audited financial statements for the year ended September 30, 2017 have been omitted; these financial statements should be read in conjunction with the audited financial statements and the footnotes thereto for the fiscal year ended September 30, 2017 included within the Company’s Annual Report on Form 10-K.

In the opinion of management, all adjustments consisting of normal recurring entries necessary for a fair statement of the periods presented for: (a) the financial position; (b) the result of operations; and (c) cash flows, have been made in order to make the financial statements presented not misleading. The results of operations for such interim periods are not necessarily indicative of operations for a full year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

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Related Parties

The Company follows ASC 850, “Related Party Disclosures,”  for the identification of related parties and disclosure of related party transactions.

Revenue Recognition

The Company recognizes revenue from the sale of products in accordance with ASC 605, “Revenue Recognition.” The Company recognizes revenue only when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;
ii)	Service has been provided;
iii)	The fee is fixed or determinable; and
iv)	Collection is reasonably assured.

Under these criteria, this generally means that the Company recognizes revenue when our products are delivered to customers in accordance with the written sales terms.

May 2014, the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) jointly issued a converged standard, Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606). Topic 606 addresses the recognition of revenue based upon the payment and performance obligations of the seller and buyer. Since the Company sells products with no contingent payment obligations and no obligations on its part subsequent to the delivery of products, the Company does not believe that Topic 606 will affect the manner in which it recognizes revenue.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables that it will likely incur in the near future. The Company places its cash and cash equivalents with financial institutions of high creditworthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.

During the three months ended December 31, 2017, all revenue was derived from one sales contract with one customer.

During the three months ended December 31, 2017, all purchases were derived from two purchase contracts with one supplier.

There was no revenue or purchases during the three months ended December 31, 2016.

Inventories

Inventories consist primarily of finished goods. Inventories are valued at the lower of cost or market. The Company determines cost on the basis of first-in, first-out methods. As of December 31, 2017 and September 30, 2017, the Company had $715,500 and $0 in inventories, respectively.

F-16

Financial Instruments

The carrying values of our financial instruments, including cash and cash equivalents, inventories, prepaid inventories, prepaid expenses, accounts payable and accrued expenses and deferred revenue, approximate their fair values due to the short-term maturities of these financial instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts due to related party’s due to their related party nature

Recent Accounting Pronouncements

Management has considered all other recent accounting pronouncements issued since the last audit of our financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. For the three months ended December 31, 2017, the Company has negative cash flows of $28,268 from operating activities. As of December 31, 2017 and September 30, 3017, the Company has an accumulated deficit of $14,014 and $94,241, respectively. The Company intends to seek to fund the development of its operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other near-term cash requirements. The Company’s ability to raise funds in the equity market may be impacted by the absence of any trading market in its common stock. The Company heavily relies on one customer for revenue generation. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 - INCOME TAXES

As of December 31, 2017 and September 30, 2017, the Company had net operating loss carry forwards of $14,014 and $94,241, respectively, that may be available to reduce future taxable income through 2034.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

	Three Months Ended
	December 31,
	2017	2016
Income tax expense (benefit) at statutory rate	$27,277	$(2,520)
Valuation allowance	(27,277)	2,520
Income tax expense per books	$-	$-

F-17

Net deferred tax assets consist of the following components as of:

	December 31, 2017	September 30, 2017
Net operating loss carry forward	$32,042	$32,042
Net operating losses utilized	(27,277)	-
Valuation allowance	(4,765)	(32,042)
Net deferred tax asset	$-	$-

NOTE 5 - RELATED PARTY TRANSACTIONS

During the three months ended December 31, 2017, the Company’s chief executive officer paid a security deposit of $4,992 for the rent on behalf of the Company.

As of December 31, 2017 and September 30, 2017 the Company had due to related party of $41,371 and $36,379, respectively.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Rent

On November 30, 2017, the Company entered into a lease agreement to rent an office space in Hong Kong for a two-year term at HK$19,500 per month. The Company paid $4,992 (HK$39,000) as a security deposit and for the three months ended December 31, 2017, the Company incurred $2,520 in rent expense.

F-18

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION. (1)

Nature of Expense:	Amount
SEC Registration Fee	$62.25
Accounting fees and expenses	2,000
Legal fees and expenses	35,000.00
Printing
Miscellaneous
Total

(1)	All expenses, except the SEC registration fee, are estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.7502 and 78.751 provide broad authority for the indemnification of directors, officers and certain other persons. Our articles of incorporation provides that we shall provide to our directors and officers to the maximum extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

(a) On September 20, 2017, we sold 500,000 shares of common stock to Chen Yen-Hsun, the selling stockholder, for $1.00 per share, or a total of $500,000. The issuance of the shares was exempt from the registration requirements of the Securities Act pursuant to Regulation S.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of the Company[1]
3.2	Bylaws of the Company[1]
5.1	Opinion of Ellenoff Grossman Schole LLP*
10.1	Purchase contract dated August 23, 2017 between the registrant, Xiamen Jinxia Yongfend Commercial Co., Ltd. and Acrology International Co., Ltd.[2]
10.2	Purchase contract dated August 23, 2017, between the registrant and Aublog Inc. [2]
23.1	Consent of independent registered public accounting firm[3]
23.2	Consent of counsel (included in Exhibit 5.1).

1 Filed as an exhibit to the Company’s report on Form 8-K, which was filed with the SEC on February 1, 2017.

2 Filed as an exhibit to the Company’s Form 10-K for the year ended September 30, 2017 and incorporated herein by reference. Subsequent purchase agreements with the same purchaser and supplier are in the same form as these exhibits.

3 Filed herewith.

* To be filed by amendment.

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ITEM 17. UNDERTAKINGS.

We hereby undertake:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) and (h) of this chapter shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement:

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized in Fishers, Indiana this 15th day of February, 2018.

ACRO BIOMEDICAL CO., LTD.

By:	/s/ Pao-Chi Chu
Pao-Chi Chu, Chief Executive Officer
Title

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Pao-Chi Chu	Chief Executive Officer, Chief Financial Officer and Director	February 15, 2018
Pao-Chi Chu

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